December 1, 2021 Dear Fellow Stockholder: American Healthcare REIT, Inc. recently filed its initial Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission since the completion of our transformative merger, and I am pleased to provide you with an update on our progress. As we have shared with you in separate communications, we were very pleased by the overwhelming support from the stockholders of Griffin-American Healthcare REIT III, Inc. and Griffin-American Healthcare REIT IV, Inc. in approving the merger of the companies, which also contemplated the acquisition of American Healthcare Investors, LLC, on October 1, 2021. This tri-party transaction resulted in the creation of American Healthcare REIT, a self-managed, diversified healthcare real estate investment trust with global assets totaling approximately $4.3 billion in gross investment value1 led by a talented and experienced executive management team. The most profound impact of the merger is to the strength of our portfolio, which is now comprised of 311 medical office buildings, senior housing communities, skilled nursing facilities and integrated senior health campuses diversified across 36 states and the United Kingdom that totals over 19 million square feet. We believe the significant enhancement in size and scale along with broader diversification across assets, tenants and operators alike position American Healthcare REIT very favorably for a future listing on a national stock exchange.2 As a publicly traded company, American Healthcare REIT would anticipate gaining greater access to attractive capital to fuel future growth, broaden our investor base and also provide liquidity to our fellow stockholders. In terms of performance, during the third quarter our portfolio continued to rebound from the significant headwinds wrought by the global COVID-19 pandemic. As we have reported since the start of the pandemic in March 2020, the company has confronted a host of challenges in regard to portfolio occupancy, revenue and expenses, particularly within our senior housing properties. Throughout the first half of 2021, we experienced robust recovery and while this improvement continued during the third quarter, the pace slowed considerably in part due to the impact of the Delta variant. While we were hopeful that the senior housing component of our portfolio might experience full recovery from the impact of the pandemic during 2022, the emergence of the Delta variant of the COVID-19 virus and the generally slower national recovery from the pandemic leads us to believe that we may not see full recuperation in our senior housing segment until well into 2023, and perhaps even beyond if the effects of the pandemic do not fully subside. Despite these challenges, we are pleased with the resiliency demonstrated by our portfolio when viewed holistically in the face of unprecedented conditions. The performance of our medical office buildings, for example, has continued to be a bright spot—occupancies and tenant retention have remained strong. In general, our optimism for the prospect of American Healthcare REIT is very high. We are clearly a stronger and more diverse combined company than we were as separate entities, and our large, diversified portfolio is on a steady path to recovery. The powerful demographic trends that will drive long-term value for healthcare real estate remain, and we believe our combined portfolio is well-positioned to benefit from the vastly expanding healthcare needs for years to come. We look forward to providing you with our next update, which we will deliver following the filing of our Annual Report in March 2022. At that point, our financial and portfolio performance will be fully integrated, so we can provide a more comprehensive and robust report on our company. Until then, on behalf of all of us at American Healthcare REIT, I wish you and your loved ones a happy and healthy holiday season. Should you have any questions, please feel free to contact our Investor Services department at 844-460-9414. Kind regards, Danny Prosky President and Chief Executive Officer Investor Update Third Quarter 2021 Sign-up for email alerts at www.AmericanHealthcareREIT.com Questions? Call our Investor Services department: (844) 460-9414 Footnotes and other disclosures can be found on page three of this update. EXHIBIT 99.1

PORTFOLIO OVERVIEW

19.0 million
Square Feet

311
Properties

$4.3 billion
Gross Investment Value[1]

11,470
Senior Housing Beds[3,4]

9,664
Skilled Nursing Beds[4]

PORTFOLIO COMPOSITION[5]



Debt
1.8%
Skilled Nursing Facilities[4]
26.7%
Senior Housing[3,4]
35.4%
Hospitals
3.4%
Medical Office Buildings
32.7%

Leased Percentages	
Medical Office Buildings	91.6%
Hospitals	100%
Skilled Nursing Facilities	100%
Senior Housing	100%
Senior Housing (RIDEA)	73.5%
Integrated Senior Health Campuses	77.8%

All data presented as of 09/30/2021.

Property Map



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing - RIDEA
Skilled Nursing Facilities
Integrated Senior Health Campuses

Footnotes and other disclosures can be found on page three of this update.

American Healthcare REIT

© American Healthcare REIT, Inc. All rights reserved.

18191 Von Karman Avenue, Suite 300
Irvine, CA 92612
949.270.9200 | www.AmericanHealthcareREIT.com

FOOTNOTES AND DISCLOSURES This investor update contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements with respect to the effects of the COVID-19 pandemic and the nation’s ability to recover from such pandemic; the benefits regarding the company merger and American Healthcare Investors, LLC acquisition; a potential future listing on a national securities exchange; our expectations regarding our portfolio occupancy, business performance, liquidity, and our ability to maximize shareholder value. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Securities Act and the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties regarding the severity and duration of the COVID-19 pandemic and its effects; uncertainties relating to our ability to pursue our strategic plan; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events. 1 Gross investment value is comprised of acquisition costs and subsequent capital expenditures that pertain to the company’s pro-rata ownership. 2 There can be no guarantee that American Healthcare REIT will effect a listing of its common stock or any other type of liquidity event. 3 Includes senior housing – RIDEA facilities. 4 Includes portion of integrated senior health campuses related to joint venture interest acquired. 5 Based upon gross investment value. Reno Medical Office Building | Reno, Nevada Southlake Hospital | Southlake, Texas Fresno Medical Office Building | Fresno, California